Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Operating Revenues:
Electric	$1,614	$1,552	$3,084	$3,007
Gas	167	173	601	658

Total operating revenues	1,781	1,725	3,685	3,665

Operating Expenses:
Fuel	371	286	750	579
Purchased power	237	268	464	539
Gas purchased for resale	79	83	367	416
Other operations and maintenance	475	465	938	902
Depreciation and amortization	194	190	389	377
Taxes other than income taxes	109	102	234	223

Total operating expenses	1,465	1,394	3,142	3,036

Operating Income	316	331	543	629

Other Income and Expenses:
Miscellaneous income	17	24	33	46
Miscellaneous expense	5	2	10	9

Total other income	12	22	23	37

Interest Charges	104	115	223	247

Income Before Income Taxes	224	238	343	419

Income Taxes	85	83	130	158

Net Income	139	155	213	261

Less: Net Income Attributable to Noncontrolling Interests	1	3	4	7

Net Income Attributable to Ameren Corporation	$138	$152	$209	$254

Earnings per Common Share - Basic and Diluted	$0.57	$0.64	$0.87	$1.07

Average Common Shares Outstanding	241.2	238.4	240.9	238.0

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	June 30,	December 31,
	2011	2010

ASSETS
Current Assets:
Cash and cash equivalents	$378	$545
Accounts receivable - trade, net	507	500
Unbilled revenue	368	406
Miscellaneous accounts and notes receivable	249	231
Materials and supplies	654	707
Mark-to-market derivative assets	159	129
Current regulatory assets	184	267
Other current assets	104	109

Total current assets	2,603	2,894

Property and Plant, Net	17,945	17,853
Investments and Other Assets:
Nuclear decommissioning trust fund	356	337
Goodwill	411	411
Intangible assets	4	7
Regulatory assets	1,224	1,263
Other assets	848	750

Total investments and other assets	2,843	2,768

TOTAL ASSETS	$23,391	$23,515

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$5	$155
Short-term debt	337	269
Accounts and wages payable	482	651
Taxes accrued	139	63
Interest accrued	107	107
Customer deposits	100	100
Mark-to-market derivative liabilities	135	161
Current regulatory liabilities	160	99
Other current liabilities	262	283

Total current liabilities	1,727	1,888

Credit Facility Borrowings	200	460
Long-term Debt, Net	6,854	6,853
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,121	2,886
Accumulated deferred investment tax credits	87	90
Regulatory liabilities	1,424	1,319
Asset retirement obligations	487	475
Pension and other postretirement benefits	1,067	1,045
Other deferred credits and liabilities	481	615

Total deferred credits and other liabilities	6,667	6,430

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,559	5,520
Retained earnings	2,248	2,225
Accumulated other comprehensive loss	(21)	(17)

Total Ameren Corporation stockholders’ equity	7,788	7,730
Noncontrolling Interests	155	154

Total equity	7,943	7,884

TOTAL LIABILITIES AND EQUITY	$23,391	$23,515

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities:
Net income	$213	$261
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of properties	(11)	(5)
Net mark-to-market gain on derivatives	(5)	–
Depreciation and amortization	391	387
Amortization of nuclear fuel	34	19
Amortization of debt issuance costs and premium/discounts	12	12
Deferred income taxes and investment tax credits, net	221	175
Allowance for equity funds used during construction	(15)	(26)
Other	10	5
Changes in assets and liabilities:
Receivables	(55)	(36)
Materials and supplies	55	108
Accounts and wages payable	(133)	(125)
Taxes accrued	76	75
Assets, other	60	(99)
Liabilities, other	(3)	–
Pension and other postretirement benefits	31	33
Counterparty collateral, net	23	(69)
Taum Sauk insurance recoveries, net of costs	(1)	56

Net cash provided by operating activities	903	771

Cash Flows From Investing Activities:
Capital expenditures	(507)	(547)
Nuclear fuel expenditures	(33)	(22)
Purchases of securities - nuclear decommissioning trust fund	(125)	(118)
Sales of securities - nuclear decommissioning trust fund	113	110
Proceeds from sales of properties	49	20
Other	5	(3)

Net cash used in investing activities	(498)	(560)

Cash Flows From Financing Activities:
Dividends on common stock	(186)	(183)
Dividends paid to noncontrolling interest holders	(3)	(5)
Short-term and credit facility repayments, net	(192)	(160)
Maturities of long-term debt	(150)	–
Issuances of common stock	32	43
Generator advances for construction refunded, net of receipts	(73)	(22)

Net cash used in financing activities	(572)	(327)

Net change in cash and cash equivalents	(167)	(116)
Cash and cash equivalents at beginning of year	545	622

Cash and cash equivalents at end of period	$378	$506